CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated June 7, 2002 on the June 30, 2001 financial statements in the Pre-effective Amendment No. 2 to Registration Statement Form SB-2 dated April 16, 2003 and the related prospectus of OnSource Corporation for the registration of 245,135 units.

/s/ Stark Winter Schenkein & Co., LLP

April 15, 2003
Denver, Colorado